Exhibit 99.1

                                                                   Direct Insite

                                                                80 Orville Drive
                                                               Bohemia, NY 11716
                                                                    631-244-1500
                                                                631-563-8085 fax


Corporate Contact:                               Communications Contact:
Warren Wright, EVP, Sales & Marketing            Pamela Preston/Kelly Fitzgerald
Direct Insite Corp.                              Breakaway Communications
631.244.1500                                     212.590.2554/2555

FOR IMMEDIATE RELEASE

                 Direct Insite Announces Continued Improvement in Operating Results For the Nine Months Ending September 30, 2004

 A $2.2 Million Improvement in the net loss Compared to the Same Period in 2003

Bohemia, N.Y. November 22, 2004 Direct Insite Corp (OTC BB:DIRI.OB), a global provider of Electronic Invoice Presentment and Payment ("EIP&P") solutions, today announced its financial results for the three and nine months ended September 30, 2004. Revenue for the three and nine months ended September 30, 2004 was $1,598,000 and $5,421,000, respectively, compared to revenue of $2,034,000 and $5,928,000 for the same periods in 2003. The decline in revenue in the third quarter is principally due a decline in revenues from professional services associated with the continued global deployment of the Invoices-on-Line ("IOL") applications service. We expect revenue from professional services to improve in the fourth quarter as we continue the global rollout of the IOL service. Net loss was $561,000 and $926,000 for the three and nine months ended September 30, 2004, respectively, compared to losses of $828,000 and $3,151,000 for the same periods in 2003. The significant improvement in the net loss for the three and nine month periods ended September 30, 2004 compared to 2003 is attributable to significant reductions in operating costs.

Direct Insite reduced its operating losses for the three and nine month periods ended September 30, 2004, 7.9% and 54.6%, to $481,000 and $925,000,
respectively, compared to losses of $522,000 and $2,036,000 for the three and nine month periods ended September 30, 2003, respectively. The company closed its Platinum Communications, Inc. ("Platinum") operations during the fourth quarter of 2003. Income (loss) from the Platinum discontinued operations was

($2,000) and $260,000 for the three and nine month periods ended September 30, 2004, respectively, compared to a loss from discontinued operations of $322,000 and $939,000 for the same periods in 2003.

Basic and diluted net loss per share from continuing operations for the three and nine month periods ended September 30, 2004 was $0.17 and $0.39, respectively, compared to basic and diluted net loss per share from continuing operations of $0.15 and $0.61 for the same periods in 2003. The net income per share from discontinued operations for the three and nine month periods ended September 30, 2004 was $0.00 and $0.06, respectively, compared to a net loss per share from discontinued operations of $0.08 and $0.24 for the same periods in 2003. Direct Insite CEO and Chairman of the Board James A. Cannavino said, "As we improve our efficiency in the global delivery of our IOL service offering, we continue to refine our business accordingly. With an eye on profitability, we have significantly reduced our operating losses with the clear goal of achieving operating profitability. The one-time professional services fees associated with the delivery of the IOL service tend to be less predictable than the ongoing recurring revenues associated with invoice delivery. However, we are currently experiencing an increase in the professional services demand in preparation of both expanding existing programs and adding new ones. This should provide increased revenues in the fourth quarter and a broader base of higher margin recurring revenues for 2005." Direct Insite offers IOL, a uniquely positioned service offering that provides web-based billing and payment designed to handle the complex invoicing found in today's global business environment. The solution allows Global 1000 companies to receive, route, approve and pay invoices on-line in all major languages and currencies. By automating the traditional paper-based invoicing process, customers now have easy and quick access to line-item billing information, reporting and analytics. With the enhanced level of supporting "attachment" information provided by IOL, invoice disputes are greatly reduced and overall customer satisfaction is substantially increased.


Headquartered in Bohemia, NY, Direct Insite Corp. employs a staff of 54. The Company's IOL solution is deployed in North and South America and in the Europe/Middle East/Africa geographic areas, delivering electronic invoices to more than 20 countries, and in 10 languages and currencies. For more information about Direct Insite Corp. call (631) 244-1500 or visit www.directinsite.com.

The financial information stated above and in the tables below has been abstracted from the Company's Form 10-QSB for the nine months ended September 30, 2004, to be filed with the Securities and Exchange Commission, and should be read in conjunction with the information provided therein.

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

Summarized Financial Information

------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------
                                         FOR THE THREE          FOR THE THREE       FOR THE NINE MONTHS      FOR THE NINE MONTHS
               STATEMENT OF               MONTHS ENDED           MONTHS ENDED              ENDED               ENDED SEPTEMBER
               OPERATIONS              SEPTEMBER 30, 2004     SEPTEMBER 30, 2003     SEPTEMBER 30, 2004            30, 2003
------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------
Revenue from continuing operations             $ 1,598,000            $ 2,034,000            $ 5,421,000               $ 5,928,000
------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------
Operating loss                                   ($481,000)             ($522,000)             ($925,000)              ($2,036,000)
------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------
Net other expense                                 ($77,000)              ($93,000)             ($256,000)                ($285,000)
------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------
Net loss before taxes                            ($558,000)             ($615,000)           ($1,181,000)              ($2,321,000)
------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------
(Provision for) Benefit from
   income taxes                                    ($1,000)              $109,000                ($5,000)                 $109,000
------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------
Income (loss) from discontinued
operations                                        ( $2,000)             ($322,000)              $260,000                 ($939,000)
------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------
Net loss                                         ($561,000)             ($828,000)             ($926,000)              ($3,151,000)
------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------
Preferred Stock Dividends                        ($161,000)             ($102,000)             ($459,000)                ($231,000)
------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------
Net loss attributable to common
shareholders                                     ($722,000)             ($930,000)           ($1,385,000)              ($3,382,000)
------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------
Basic and diluted income (loss) per
share:
   From continuing operations                       ($0.17)                ($0.15)                ($0.39)                   ($0.61)
   From discontinued operations                         --                 ($0.08)                 $0.06                    ($0.24)
   Total loss income per share                      ($0.17)                ($0.23)                ($0.33)                   ($0.85)
                                                    ======                 ======                 ======                    ======
------------------------------------- ---------------------- ---------------------- ---------------------- -------------------------

                               ------------------------------------ -------------------------- --------------------------
                                BALANCE SHEET                              SEPTEMBER 30,              DECEMBER 31,
                                                                               2004                       2003

                                ------------------------------------ -------------------------- --------------------------
                                Total Current Assets                        $1,466,000                 $1,405,000
                                ------------------------------------ -------------------------- --------------------------
                                Total Assets                                $2,459,000                 $2,511,000
                                ------------------------------------ -------------------------- --------------------------
                                Total Current Liabilities                   $3,569,000                 $4,390,000
                                ------------------------------------ -------------------------- --------------------------
                                Total Shareholders' Deficiency             ($2,104,000)               ($2,390,000)
                                ------------------------------------ -------------------------- --------------------------

FORWARD-LOOKING STATEMENTS. All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy, and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend" "plan", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.



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